EXHIBIT 10.3


                                CREDIT AGREEMENT

         THIS AGREEMENT made as of this 18th day of November, 1986, by TAYLOR INVESTMENT CORPORATION, a Minnesota corporation (herein called the "Borrower"), for the benefit of NATIONAL CITY BUSINESS CREDIT, INC., a Minnesota corporation (herein called "NCBC") .

                                    Recitals

         Borrower has requested that NCBC make loans to Borrower from time to time at NCBC's sole discretion and, in connection therewith, has executed and delivered for NCBC's benefit a Security Agreement of even date herewith, together with various additional and supplemental documents (herein called the "Security Documents"):

         This Agreement sets forth certain additional obligations undertaken by Borrower to induce NCBC to make such loans.

         ACCORDINGLY, to induce NCBC to make one or more loans to Borrower, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby represents, warrants and agrees for the benefit of NCBC that:

         1. The Loans. NCBC shall not be obligated to make any loans to Borrower. All loans which NCBC may determine to make under this Agreement shall be repayable on demand. Borrower will comply with the following procedure in requesting loans from NCBC:

                  (a) Borrower will request loans from NCBC in such a manner as NCBC may from time to time prescribe.

                  (b) NCBC may make loans in any amount and in any manner requested orally or in writing (i) by any officer of Borrower; or (ii) by any person designated as Borrower's agent by any officer of Borrower in a writing delivered to NCBC; or (iii) by any person reasonably believed by NCBC to be an officer of Borrower or such a designated agent. Except as otherwise instructed in writing by such officer, agent or person, NCBC may disburse loan proceeds by deposit with any bank to or for the account of Borrower or to or for the account of any third party designated by such officer, agent or person, or by an instrument payable to Borrower or to any such third party delivered to any such officer, agent or person or to any such third party, or in any other manner deemed appropriate by NCBC. All principal of and interest on loans made by NCBC shall be repayable at the offices of NCBC in Minneapolis, Minnesota, unless NCBC designates a different place of payment by written notice to Borrower.

                  (c) NCBC may make loans on the basis of collateral available under the Security Documents or any other basis deemed appropriate by NCBC from time to time. NCBC may change from time to time, at its sole discretion and without notice to Borrower, the standards, criteria and formulae used by NCBC in determining the type and amount of collateral eligible for advance. In any event, subject to change at NCBC's discretion, Borrower shall not request loans on the basis of the following collateral:

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                           (1) Accounts receivable which are (i) disputed or
                  subject to claims or set offs; or (ii) owed by an account debtor not located in the United States or Canada and not secured by a bank letter of credit satisfactory to NCBC in its sole discretion; or (iii) owed by an account debtor which is the subject of any bankruptcy or insolvency proceedings or is insolvent or has made an assignment for the benefit of creditors or has failed or suspended or gone out of business.

                           (2) Collateral which is not warranted in the Security
                  Documents.

                           (3) Collateral which NCBC, in its sole discretion,
                  has declared ineligible collateral by written notice to Borrower.

                           (4) Except for accounts receivable described under
                  subsection 1(c)(5), accounts receivable not paid within thirty
                  (30) days after invoice or, if NCBC in its discretion has determined that a particular dated receivable is eligible for advance, within thirty (30) days after the due date stated.

                           (5) Accounts receivable arising under contracts for
                  deed which are more than two (2) installments in arrears.

                           (6) Accounts receivable owed to Borrower by any
                  shareholder, subsidiary or affiliate of Borrower or by any person obligated to pay any receivable deemed ineligible under clauses (1) through (4), if such ineligible receivable is 10% or more of the total amount due from such person.

         Notwithstanding any apportionment, exclusion or segregation of collateral made by NCBC for purposes of determining the amount or maximum amount of loans made to Borrower, all collateral granted to NCRC under the Security Documents, and the rights and interests of NCBC under the Security Documents, and all other collateral rights, interests and properties available to NCBC, shall secure and may be applied to pay any or all indebtedness of Borrower secured thereby, in any manner or order of application and without regard to any such apportionment, exclusion or segregation.

                  (d) Borrower will pay interest on all outstanding loans under this Agreement at an annual rate (computed on the basis of actual days elapsed in a 350-day year) which, for any particular month, shall be the greater of (i) nine percent (9%) per annum, or (ii) three and one-half percent (3.5%) per annum above the rate of interest publicly announced by National City Bank of Minneapolis from time to time as its "BASE" rate (the Bank may lend to its customers at rates that are at, above, or below the "BASE" rate); provided, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Each change in the interest rate shall take effect simultaneously with the corresponding change in the designated bank's "BASE" rate.


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                  All interest shall accrue on the principal balance outstanding from time to time and shall be payable monthly and in any event on demand. Borrower agrees that NCBC may at any time or from time to time, without further request by Borrower, make a loan to Borrower, or apply the proceeds of any loan, for the purpose of paying all such interest promptly when due. In the computation of interest, NCBC may allow three banking days for the collection of uncollected funds.

                  (e) If any bank shall acquire a participation in loans under this Agreement and shall elect to accept interest with respect to such participation at a lesser rate than the rate of interest set forth in paragraph 1(d), the rate of interest payable by Borrower with respect to such participation shall be reduced to an amount one-half percent (1/2%) in excess of such lesser rate of interest, if, to the extent that and so long as such bank shall hold such participation. NCBC may retain the excess one-half percent (1/2%) as a servicing fee, free from any claim by Borrower or any participant. NCBC shall not be obligated to request, induce or permit any bank to acquire or to retain any participation at all or in any particular amount or at any particular rate of interest or on any particular terms.

                  (f) In addition to the interest provided for in Paragraph 1(d) hereof, payable on all outstanding loans under this Agreement, Borrower shall pay NCBC, on the date of this Agreement and on each anniversary date thereafter, the sum of Twenty Thousand Dollars ($20,000.00), which sum shall be due and payable without regard to the amount of loans outstanding hereunder.

                  (g) NCBC may maintain from time to time, at its discretion, liability records as to any and all loans made or repaid and interest accrued or paid under this Agreement. All entries made on any such record shall be presumed correct until Borrower establishes the contrary. On demand by NCBC, Borrower will admit and certify in writing the exact principal balance which Borrower then asserts to be outstanding to NCBC for loans under this Agreement. Any billing statement or accounting rendered by NCBC shall be conclusive and fully binding on Borrower unless specific written notice of exception is given to NCBC by Borrower within 30 days after its receipt by Borrower.

                  (h) Borrower's obligations with respect to all loans shall be fully binding and enforceable without any note or other evidence of indebtedness. Nevertheless, if NCBC so requests, Borrower will duly execute and deliver to NCBC a promissory note negotiable in form, payable on demand to the order of NCBC in a principal amount equal to the principal balance then outstanding to NCBC for loans under this Agreement, together with interest as set forth in paragraph 1(d).

                  (i) In requesting any loans under this Agreement, Borrower shall be deemed to represent and warrant to NCBC that, as of the date of the proposed loans, (i) all of the representations and warranties made by paragraph 3 will be true and correct except for changes caused by transactions permitted under this Agreement, and (ii) no breach or


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         default under, and no Event of Default defined or described in, this
         Agreement or any of the Security Documents will exist.

         2. Affiliate. For the purpose of this Agreement, "Affiliate" refers to North Country Realty, Inc., a/k/a North Country Realty of Minnesota, Inc.; Four Seasons Realty, Inc.; Four Seasons Realty of Brainerd, Inc.; D and P Land, Inc.; and Lands End Realty, Inc.; and any other corporation, partnership, person or entity which now or hereafter controls, is controlled by, or is under common control with Borrower. Borrower agrees that any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and NCBC shall constitute a breach of this Agreement and an Event of Default under the Security Documents.

         3. Representations and Warranties. Borrower represents and warrants to NCBC that:

                  (a) Borrower is a corporation duly organized and existing in good standing under the laws of the State of Minnesota. It has the corporate power to own its property and to carry on its business as now conducted and is duly qualified to do business in all states in which such qualification is required. During its corporate existence, Borrower has done business solely under the name Taylor Investment Corporation. Borrower does not own any capital stock of any corporation, except North Country Realty, Inc., a/k/a North Country Realty of Minnesota, Inc.; Four Seasons Realty, Inc.; Four Seasons Realty of Brainerd, Inc.; D and P Land, Inc.; and Lands End Realty, Inc.

                  (b) Borrower is duly authorized and empowered to execute, deliver and perform this Agreement and the Security Documents and to borrow money from NCBC.

                  (c) The execution and delivery of this Agreement and the Security Documents, and the performance by Borrower of its obligations thereunder, do not and will not violate or conflict with any provision of law or the Articles of Incorporation or By-Laws of Borrower and do not and will not violate or conflict with, or cause any default or event of default to occur under, any agreement binding upon Borrower.

                  (d) The execution and delivery of this Agreement and the Security Documents have been duly approved by all necessary action of the directors and shareholders of Borrower; and this Agreement and the Security Documents have in fact been duly executed and delivered by Borrower and constitute its lawful and binding obligations, legally enforceable against it in accordance with their respective terms (subject to laws generally affecting the enforcement of creditors' rights).

                  (e) No litigation, tax claims or governmental proceedings are pending or are threatened against Borrower or any Affiliate and no judgment or order of any court or administrative agency is outstanding against Borrower or any Affiliate.

                  (f) The transaction evidenced by this Agreement does not violate any law pertaining to usury or the payment of interest on loans.


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                  (g) The authorization, execution, delivery and performance of this Agreement and the Security Documents are not and will not be subject to the jurisdiction, approval or consent of, or to any requirement of registration with or notification to, any federal, state or local regulatory body or administrative agency.

                  (h) The proper places to file financing statements to perfect the security interests created by the Security Documents are the offices of the Secretary of State of Minnesota. When the financing statements heretofore signed by Borrower are filed in the aforementioned offices, NCBC will have a valid and perfected security interest in all collateral described in the Security Documents, subject to no prior security interest, assignment, lien or encumbrance (except interests, if any, specifically approved by NCBC in writing).

                  (i) Payment of present and future debts, liabilities and obligations of Borrower to NCBC has been guaranteed by Philip C. Taylor pursuant to one or more instruments of guaranty duly executed and delivered and legally enforceable by NCBC, without further act and without condition, in accordance with the stated terms (subject to laws generally affecting the enforcement of creditors' rights).

                  (j) The conduct of its business by Borrower is not subject to registration with, notification to, or regulation, licensing, franchising, consent or approval by any state or federal governmental authority or administrative agency, except general laws and regulations which are not related or applicable particularly or uniquely to the type of business conducted by Borrower, which do not materially restrict or limit the business of Borrower, and with which Borrower is in full compliance and except for regulation, registration with, notification to, licensing, franchising, consent or approval by state or federal authority as agency which Borrower has obtained or is in full compliance with. All registrations and notifications required to be made, and all licenses, franchises, permits, operating certificates, approvals and consents required to be issued, to enter into or conduct such business have been duly and lawfully made or obtained and issued, and all terms and conditions set forth therein or imposed thereby have been duly met and complied with.

                  (k) To the best knowledge of Borrower based upon reasonable inquiry, no director, officer, employee or agent of, or consultant to, Borrower is prohibited by law, by regulation, by contract, or by the terms of any license, franchise, permit, certificate, approval or consent from participating in the business of Borrower as director, shareholder, partner, officer, employee or agent of, or as consultant to, Borrower is the subject of any pending or, to Borrower's best knowledge, threatened proceeding which, if determined adversely, would or could result in such a prohibition.

                  (l) All assets of Borrower and any Affiliates are free and clear of liens, security interests and encumbrances, except those permitted under paragraph 5(b).

                  (m) Borrower and all Affiliates have filed all federal and state tax returns which are required to be filed, and all taxes shown as due thereon have been paid.


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


                  (n) Borrower has furnished financial statements for the periods ending: March 31, 1985; December 31, 1985 and May 31, 1986.

         These statements were prepared in accordance with generally accepted accounting principles consistently maintained, present fairly the financial condition of Borrower as at the dates thereof, and disclose fully all liabilities of Borrower, whether or not contingent, with respect to any pension plan. Since May 31, 1986, there has been no material adverse change in the financial condition of Borrower.

                  (o) Each qualified retirement plan of Borrower presently conforms to and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974.

                  (p) Borrower will not request or maintain any credit for the purpose of purchasing or carrying any security, within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System.

         4. Affirmative Covenants. Borrower covenants and agrees that it will:

                  (a) Use the proceeds of any and all loans made by NCBC solely for lawful and proper corporate purposes of the Borrower.

                  (b) Pay all taxes, assessments and governmental charges prior to the time when any penalties or interest accrue, unless contested in good faith with an adequate reserve for payment.

                  (c) Continue the conduct of its business; maintain its corporate existence; maintain all rights, licenses and franchises; and comply with all applicable laws and regulations.

                  (d) Maintain its property in good working order and condition and make all needful and proper repairs, replacements, additions and improvements thereto.

                  (e) Deliver to NCBC:

                           (1) Within ninety (90) days after the end of each
                  fiscal year, a statement of Borrower's financial condition as at the end of such fiscal year and a statement of earnings and retained earnings of Borrower for such fiscal year, with comparative figures for the preceding fiscal year, prepared, if NCBC so requests, on a consolidating and consolidated basis to include any Affiliated Corporation, certified without qualification by independent certified public accountants acceptable to NCBC.

                           (2) Within twenty-five (25) days after the end of
                  each fiscal month, a statement of Borrower's financial condition and an operating statement and statement of earnings


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


                  and retained earnings of Borrower for such month, in each case with comparative figures for the same month in the preceding fiscal year, prepared on the same basis as the most recent annual statement provided pursuant to clause (1) above (excluding the presentation of footnotes therein), certified by an officer of Borrower.

                           (3) Within twenty-five (25) days after the end of
                  each month, an aging of Borrower's accounts receivable as at the end of such month.

                           (4) Within twenty-five (25) days after the end of
                  each month, an aging of Borrower's accounts payable as at the end of such month.

                           (5) From time to time, any and all receivables,
                  schedules, collection reports, equipment schedules, copies of invoices to account debtors and shipment documents and delivery receipts for goods sold, and other material, reports, records or information required by NCBC.

                  (f) Permit any officer, employee, attorney or accountant for NCBC to audit, review, make extracts from, or copy any and all corporate and financial books, records and properties of Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to Borrower, and to discuss the affairs of Borrower with any of its directors, officers, employees, or agents.

                  (g) Maintain property, liability, business interruption, workman's compensation and other forms of insurance in reasonable amounts designated at any time or from time to time by NCBC.

                  (h) At all times maintain the book net worth of Borrower at amounts in excess of $1,900,000.00 and maintain Borrower's tangible net worth (excluding all intangible assets designated by NCBC) at amounts in excess of $1,400,000.00.

                  (i) Notify NCBC promptly of (i) any disputes or claims by customers of Borrower; (ii) any goods returned to or recovered by Borrower; (iii) any change in the persons constituting the officers and directors of Borrower; and (iv) the occurrence of any breach, default or event of default by or attributable to Borrower under this Agreement or any of the Security Documents.

         5. Negative Covenants. Borrower covenants and agrees that it will not, except with the prior written approval of NCBC:

                  (a) Become or remain liable in any manner in respect of any indebtedness or contractual liability (including, without limitation, notes, bonds, debentures, loans, guaranties, obligations of partnerships, and pension liabilities, in each case whether or not contingent and whether or not subordinated), except:


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                           (1) Indebtedness arising under this Agreement;

                           (2) Unsecured indebtedness, other than for money
                  borrowed or for the purchase of a capital asset, incurred in the ordinary course of its business, which becomes due and must be fully satisfied within twelve months after the date on which it is incurred;

                           (3) Unsecured indebtedness, in an amount not
                  exceeding Twenty-five Thousand Dollars ($25,000.00) at any one time outstanding, which is fully subordinated in right of payment to all indebtedness owed to NCBC pursuant to a subordination agreement accepted or approved in writing by NCBC;

                           (4) Indebtedness arising out of the lease or purchase
                  of goods constituting equipment and either unsecured or secured only by a purchase money security interest securing purchase money indebtedness, but in any event only if such equipment is acquired in compliance with Paragraph 5(c);

                           (5) Presently outstanding unsecured borrowings, if
                  any.

                           (6) Secured indebtedness, arising from the purchase
                  of land, described on Exhibit A hereto, together with additional secured indebtedness arising from the purchase of land, as Borrower may from time to time incur; provided however, in no event shall secured indebtedness arising from the purchase of land (including the indebtedness listed on Exhibit A hereto) exceed $2,500,000.00; and provided further, that all indebtedness marked on Exhibit A as "To be paid off at Funding" shall be paid off and fully satisfied at the time of initial funding of the first loan to be made hereunder.

                  (b) Create, incur or cause to exist any mortgage, security interest, encumbrance, lien or other charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, except:

                           (1) The interests created by the Security Documents;

                           (2) Liens for taxes or assessments not yet due or
                  contested in good faith by appropriate proceedings;

                           (3) A purchase money security interest or lessor's
                  interest securing indebtedness permitted to be outstanding or incurred under Paragraph 5(a)(4);

                           (4) Security interests approved by NCBCI in writing;
                  and

                           (5) Other liens, charges and encumbrances incidental
                  to the conduct of its business or the ownership of its property which were not incurred in connection with the borrowing of money or the purchase of property on credit and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in its business.


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


                           (6) Mortgages, encumbrances, or liens securing
                  indebtedness permitted under Paragraph 5(a)(6).

                  (c) Expend or contract to expend, in any one calendar year, more than Fifty Thousand Dollars ($50,000.00), in the aggregate or more than Twenty Thousand Dollars ($20,000.00) in any one transaction for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset, whether payable currently or in the future.

                  (d) Sell, lease, or otherwise dispose of all or any substantial part of its property, except as permitted under the Security Documents; provided however, Borrower may, from time to time, request from NCBC permission to sell chattel paper consisting of contracts for deed or mortgages, and if adequate provision is made for the proceeds of such sale to be applied to Indebtedness arising under this Agreement, NCBC shall not unreasonably withhold its consent.

                  (e) Consolidate or merge with any other corporation; or acquire any business; or acquire stock of any corporation; or enter into any partnership or joint venture.

                  (f) Substantially alter the nature of the business in which it is engaged.

                  (g) Declare or pay any dividends (except dividends payable solely in its capital stock), or purchase or redeem any of its capital stock, or otherwise distribute any property on account of its capital stock; or enter into any agreement therefor.

                  (h) Purchase stock or securities of, extend credit to or make investments in, become liable as surety for, or guarantee or endorse any obligation of, any person, firm or corporation, except investments in direct obligations of the United States and commercial bank deposits and extensions of credit reflected by trade accounts receivable arising for goods sold by Borrower in the ordinary course of its business.

                  (i) After notice from NCBC, grant any excessive discount, credit or allowance to any customer of Borrower or accept any return of goods sold.

                  (j) In any manner transfer any property without prior or present receipt of full and adequate consideration.

                  (k) Permit more than Five Thousand Dollars ($5,000.00) to be owing to Borrower by the officers, directors or shareholders of Borrower or any Affiliated Corporation, or members of their families, on account of any loan, travel advance, credit sale or other transaction or event.


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


                  (l) Pay excessive or unreasonable salaries, bonuses, commissions, consultant fees, or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of Philip C. Taylor, or any member of his family, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided however, NCBC hereby consents to a salary for Philip C. Taylor of $100,000 for calendar year 1986.

                  (m) Permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon Borrower.

         6. Event of Default. Any breach of any representation, warranty, or agreement of Borrower set forth herein or in any of the Security Documents shall constitute an Event of Default under the Security Documents.

         7. Setoff. Borrower agrees that NCBC may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, set off any liability owed to Borrower by NCBC, whether or not due, against any indebtedness owed to NCBC by Borrower (for loans under this Agreement or for any other transaction or event), whether or not due. In addition, each bank or other person holding a participating interest in any loans made to Borrower by NCBC shall have the right to appropriate or set off any deposit or other liability then owed by such bank or person to Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such bank or person had lent directly to Borrower the amount of such participating interest.

         8. Termination by Borrower. So long as NCBC, in its sole discretion, is willing to make loans to Borrower for ordinary working capital purposes subject to the availability of collateral deemed eligible by NCBC, Borrower may terminate this Agreement and (subject to payment and performance of all outstanding secured obligations) may obtain any release or termination of the Security Documents to which Borrower is otherwise entitled by law, effective only on the second or any subsequent anniversary date of this Agreement, and then only if NCBC receives at least 60 days' prior written notice of Borrower's intent to terminate this Agreement effective on such anniversary date; provided however, notwithstanding the foregoing provisions of this Paragraph 8, Borrower may terminate this Agreement at any time upon payment to NCBC of a prepayment penalty of Twenty Thousand Dollars ($20,000.00) and satisfaction of all indebtedness and other obligations of Borrower under this Agreement pursuant to the next succeeding sentence of this Paragraph 8. Upon any such termination, all obligations of Borrower under this Agreement and the Security Documents shall remain in full force and effect until all indebtedness under this Agreement and all other debts, liabilities and obligations of Borrower secured by the Security Documents or any other collateral security have been fully paid and satisfied.

         9. Reservation of Right to Make Demand. Borrower acknowledges that NCBC reserves the right to demand immediate payment of any or all loans and the interest thereon and of all other obligations of Borrower payable on demand, whether or not Borrower has complied with the terms of this Agreement or the Security Documents.


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


         10. Miscellaneous. Borrower agrees that:

                  (a) Borrower will furnish to NCBC, prior to the first advance,
         (i) a certified copy of resolutions of the directors and if required the shareholders of Borrower, authorizing the execution, delivery and performance of this Agreement and the Security Documents; (ii) a certificate of an officer of Borrower confirming, in his personal capacity, the representations and warranties set forth in paragraph 3;
         (iii) a written opinion of Borrower's independent legal counsel, addressed to NCBC, confirming to the satisfaction of NCBC the representations and warranties set forth in clauses (a) through (i) of paragraph 3; and (iv) currently certified copies of the Articles of Incorporation and Bylaws of Borrower and a Certificate of Good Standing issued as to Borrower by the Secretary of State of the state of its incorporation; and (v) all certificates of insurance and insurance endorsements required under the Security Documents; and (vi) all collateral schedules, security interest subordination agreements, searches, abstracts, releases and termination statements which NCBC may request adequately to assure and confirm the creation, perfection and priority of the security interests created by the Security Documents.

                  (b) On demand, Borrower will pay or reimburse NCBC for all expenses, including all reasonable fees and disbursements of legal counsel, incurred by NCBC in connection with the preparation, negotiation, execution, performance or enforcement of this Agreement or the Security Documents, or any document contemplated thereby, or the perfection, protection, enforcement or foreclosure of the security interests created by the Security Documents, or in connection with the protection or enforcement of the interests and collateral security of NCBC in any litigation or bankruptcy or insolvency proceeding or the prosecution or defense of any action or proceeding relating in any way to the transactions contemplated by this Agreement.

                  (c) The performance or observance of any promise or condition set forth in this Agreement may be waived in writing by NCBC, but not otherwise. No delay in the exercise of any power, right or remedy of NCBC shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other power, right or remedy.

                  (d) NCBC and its participants, if any, are not partners or joint venturers, and NCBC shall not have any liability or responsibility for any obligation, act or omission of any of its participants.

                  (e) This Agreement shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of NCBC and its participants, successors and assigns. This Agreement shall be effective when executed by Borrower and delivered to NCBC, whether or not this Agreement is executed by NCBC. All rights and powers specifically conferred upon NCBC may be transferred or delegated by NCBC to any of its participants, successors or assigns. Except to the extent otherwise required by law, this Agreement and the transaction evidenced hereby shall be governed by the substantive laws of the State in which this Agreement is accepted by NCBC. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement or in any other agreement between Borrower and NCBC shall survive the execution, delivery and performance of this Agreement and the creation and payment of any indebtedness to NCBC. Borrower waives notice of the acceptance of this Agreement by NCBC.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the proper officers thereunto duly authorized on the day and year first above written.

                                        TAYLOR INVESTMENT CORPORATION


                                        /s/ Philip C. Taylor
                                        ----------------------------------------
                                               Its
                                                   -----------------------------

                                        Address:  511 - 11th Avenue South
                                                  Suite 425
                                                  Minneapolis, Minnesota  55415

Accepted at Minneapolis, Minnesota
on November 24, 1986.

NATIONAL CITY BUSINESS CREDIT, INC.


By       /s/
  -------------------------------------
         Its Vice President

                                                      *TO BE PAID OFF AT FUNDING
                                    EXHIBIT A

                          TAYLOR INVESTMENT CORPORATION
                              SECURED INDEBTEDNESS
LOANS:

           LENDER                        SECURITY              BALANCE
           ------                        --------              -------

Industry Financial Corp.        Office Furniture &          $ 69,260.55
                                Equipment

Commercial Credit Corp.         Assignment of Contracts     $ 73,363.25
                                Hinckley Office Bldg.

Farmers & Merchants State       Mortgages on Land Held      $186,538.80
Bank of Hinckley                for Sale                    (73 ,762.32 )*
                                                            $112,776.48  Balance

Pine City State Bank            Mortgages on Land Held      $ 86,201.94
                                for Sale                     (18,850.23 )*
                                                            $ 67,351.71  Balance

First National Bank of          Mortgages on Land Held      $169,000.00
Deerwood                        for Sale                    (115,000.00 )*
                                                            $ 54,000.00  Balance

Marquette Bank of Mpls N.A.     Assignment of Contracts       44,536.26
Northeast Office                for Deed

Norwest Bank Mpls. N.A.         Assignment of Contracts     $697,422.62
                                and Mortgage                (259,246.68 )*
                                                            $438,175.94  Balance

First American Bank of          Mortgage on Land Held        325,000.00
Brainerd                        for Sale

First Federal Savings &         Assignment of Contracts     $ 54,020.96
Loan Ass'n of Brainerd          for Deed & Crosby Ofc.       (14,020.96 )*
                                Bldg                        $ 40,000.00  Balance

Peoples National Bank of        Mortgage on Land Held       $ 40,000.00
Mora                            for Sale

American National Bank of       Mortgage on Brainerd        $ 54,421.57
Brainerd                        Office Building

Lakeland State Bank of          Mortgage on Land Held       $ 61,133.12
Pequot Lakes                    for Sale